Exhibit 99.1
Media Contact:
Michael D. Porcelain, President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR ITS FISCAL 2021 FIRST QUARTER AND
UPDATES ITS FINANCIAL TARGETS FOR FISCAL 2021

Melville, New York – December 9, 2020 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first fiscal quarter ended October 31, 2020 and updated its financial targets for fiscal 2021.

Fiscal 2021 First Quarter Highlights

•Consolidated net sales of $135.2 million and Adjusted EBITDA of $14.3 million (or 10.6% of consolidated net sales) exceeded Comtech's expectation for its first quarter of fiscal 2021. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

•With bookings of $123.2 million, the Company achieved a book-to-bill ratio (a measure defined as bookings divided by net sales) of 0.91 during its first quarter of fiscal 2021. Backlog as of October 31, 2020 was $605.5 million. The total value of multi-year contracts that Comtech has received is substantially higher than its reported backlog. When adding Comtech’s backlog and the total unfunded value of multi-year contracts that Comtech has received and for which it expects future orders, its revenue visibility approximates $1.0 billion.

•The Company incurred an aggregate of $91.2 million of acquisition plan expenses. Approximately $88.3 million of that amount related to the previously announced litigation and merger termination with Gilat Satellite Networks, Ltd. ("Gilat"), including $70.0 million paid in cash to Gilat. The remaining costs primarily related to the pending acquisition of UHP and GD NG-911 acquisition-related litigation. No tax benefit was recorded for the $70.0 million. The Company also recorded $1.2 million of incremental interest expense for ticking fees related to a now terminated financing commitment letter.

•The Company's annual effective income tax rate was 13.75% and excludes a net discrete tax expense of $0.2 million, primarily related to stock-based awards that were settled during the quarter.

•Including all acquisition plan expenses and ticking fees incurred, Comtech reported a GAAP operating loss of $85.7 million, a GAAP net loss of $85.8 million and a GAAP net loss per diluted share ("EPS") of $3.39 for the first quarter of fiscal 2021. Excluding such costs, the net discrete tax expense and as reconciled to the most directly comparable GAAP financial measures in the table below, Non-GAAP operating income was $5.5 million, Non-GAAP net income was $3.7 million and Non-GAAP EPS was $0.15.

•As of October 31, 2020, Comtech had $32.5 million of cash and cash equivalents and total debt outstanding of $217.0 million.

In commenting on the Company's first quarter fiscal 2021 performance, Fred Kornberg, Chairman of the Board and Chief Executive Officer, noted, "Our first quarter net sales and Adjusted EBITDA exceeded our expectations. With our diversified customer base, product leadership positions and mounting prospects, we are clearly holding our own despite the second wave of the COVID-19 pandemic. Our second quarter of fiscal 2021 has started off strong with the receipt of a $111.6 million funded order to deploy Next-Generation 911 services to the Commonwealth of Pennsylvania. We believe this contract firmly puts us on pace to achieve a book-to-bill ratio in excess of 1.0 for fiscal 2021 and on track for a respectable fiscal year in light of everything that is going on in the world."

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COMMENTS AND FINANCIAL TARGETS FOR EXPECTED FISCAL 2021 PERFORMANCE

Comtech is making the following comments on expected fiscal 2021 performance:

•Excluding the impact of the pending UHP acquisition and although things could change depending on the ultimate impact of the COVID-19 pandemic, Comtech continues to expect that fiscal 2021 consolidated net sales to be in a range of $610.0 million to $630.0 million. As a result of slight changes in assumed product mix, we are now targeting Adjusted EBITDA in the range of $74.0 million to $76.0 million.

•Fiscal 2021 consolidated net sales are anticipated to reflect a similar percentage of total Commercial Solutions segment sales due to: (i) strong demand for its public safety technology solutions (including beginning work on its new contract to design, deploy, and operate next generation 911 (“NG 911”) services for the State of South Carolina); (ii) providing 5G virtual mobile location-based technology solutions for two U.S. tier-one mobile network operators; (iii) deliveries to support a critical U.S. Air Force and U.S. Army Anti-jam Modem (“A3M”) program under the U.S. Space Force’s Space and Missile Systems Center (“SMC”) agency; and (iv) a similar level of annual sales in its satellite earth station product line as compared to fiscal 2020. In addition, as announced in November 2020, the Company was awarded a statewide contract valued at up to $175.1 million to design, deploy, and operate NG-911 services for the Commonwealth of Pennsylvania, which resulted in the Company recording a booking in its second quarter of fiscal 2021 of $111.6 million. Based on its anticipated timing of performance, the Company expects meaningful revenue contribution from this contract to begin in fiscal 2022.

•Fiscal 2021 consolidated net sales are anticipated to reflect a similar percentage of total Government Solutions segment sales due to ongoing demand for: (i) Manpack Satellite Terminals, networking equipment and other advanced VSAT products by the U.S. Army; (ii) ongoing sustainment services to the U.S. Army for the AN/TSC-198A SNAP terminal; (iii) sustainment services for the U.S. Army's Project Manager Mission Command (“PM MC”) Blue Force Tracking (“BFT-1”) program; and (iv) Joint Cyber Analysis Course (“JCAC”) training solutions. Also, Comtech expects additional orders from the newly introduced Comtech COMET, the world's smallest deployable troposcatter terminal, and its next-generation troposcatter system used by the U.S. Marine Corps.

•Additional information about the pending UHP acquisition and other acquisition plan expenses can be found in the Company’s Form 10-Q as filed with the Securities and Exchange Commission. Because the amount of acquisition plan expenses remains largely unpredictable and given the pandemic's continued impact on global business conditions, the Company is not providing any GAAP operating income, GAAP net income or GAAP EPS guidance or a reconciliation of the Company’s projected results to the most comparable GAAP measure, as such a reconciliation cannot be prepared without unreasonable effort. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Conference Call
The Company has scheduled an investor conference call for 4:30 PM (ET) on Wednesday, December 9, 2020. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-8559 (domestic), or (785) 424-1743 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 934-2729 or (402) 220-1140. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, potential transactions, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the acquisition of UHP may not be consummated for reasons including that the conditions precedent to the completion of this acquisition may not be satisfied or the occurrence of any event, change or circumstance could give rise to the termination of the agreement; the risk that the regulatory approval related to UHP will not be obtained; the possibility that the expected synergies from recent or pending acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses and any pending acquisitions will not be integrated with the Company successfully; the possibility of disruption from the recent or pending acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with expanding the sales of the Company's HeightsTM Network Platform ("HEIGHTS"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)
	Three months ended October 31,
	2020	2019
Net sales	$135,218,000	$170,267,000
Cost of sales	85,010,000	106,700,000
Gross profit	50,208,000	63,567,000

Expenses:
Selling, general and administrative	27,540,000	31,851,000
Research and development	11,635,000	14,861,000
Amortization of intangibles	5,566,000	5,206,000
Acquisition plan expenses	91,183,000	2,389,000
	135,924,000	54,307,000

Operating (loss) income	(85,716,000)	9,260,000

Other expenses (income):
Interest expense	2,297,000	1,804,000
Interest (income) and other	66,000	(77,000)

(Loss) income before (benefit from) provision for income taxes	(88,079,000)	7,533,000
(Benefit from) provision for income taxes	(2,239,000)	1,145,000

Net (loss) income	$(85,840,000)	$6,388,000
Net (loss) income per share:
Basic	$(3.39)	$0.26
Diluted	$(3.39)	$0.26

Weighted average number of common shares outstanding – basic	25,305,000	24,555,000

Weighted average number of common and common equivalent shares outstanding – diluted	25,305,000	24,737,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2020	July 31, 2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$32,468,000	$47,878,000
Accounts receivable, net	132,070,000	126,816,000
Inventories, net	81,400,000	82,302,000
Prepaid expenses and other current assets	28,609,000	20,101,000
Total current assets	274,547,000	277,097,000
Property, plant and equipment, net	26,043,000	27,037,000
Operating lease right-of-use assets, net	28,340,000	30,033,000
Goodwill	331,487,000	330,519,000
Intangibles with finite lives, net	252,453,000	258,019,000
Deferred financing costs, net	2,207,000	2,391,000
Other assets, net	3,434,000	4,551,000
Total assets	$918,511,000	$929,647,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,887,000	$23,423,000
Accrued expenses and other current liabilities	89,911,000	85,161,000
Operating lease liabilities, current	8,055,000	8,247,000
Dividends payable	—	2,468,000
Contract liabilities	44,229,000	40,250,000
Interest payable	1,470,000	163,000
Total current liabilities	169,552,000	159,712,000
Non-current portion of long-term debt, net	217,000,000	149,500,000
Operating lease liabilities, non-current	22,561,000	24,109,000
Income taxes payable	2,147,000	1,963,000
Deferred tax liability, net	18,143,000	17,637,000
Long-term contract liabilities	9,891,000	9,596,000
Other liabilities	19,065,000	17,831,000
Total liabilities	458,359,000	380,348,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 40,043,753 shares and 39,924,439 shares at October 31, 2020 and July 31, 2020, respectively	4,004,000	3,992,000
Additional paid-in capital	569,422,000	569,891,000
Retained earnings	328,575,000	417,265,000
	902,001,000	991,148,000
Less:
Treasury stock, at cost (15,033,317 shares at October 31, 2020 and July 31, 2020)	(441,849,000)	(441,849,000)
Total stockholders’ equity	460,152,000	549,299,000
Total liabilities and stockholders’ equity	$918,511,000	$929,647,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangible assets, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, facility exit costs, strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2021 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended October 31,		Fiscal Year
	2020	2019	2020
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(85,840,000)	6,388,000	$7,020,000
(Benefit from) provision for income taxes	(2,239,000)	1,145,000	2,290,000
Interest (income) and other	66,000	(77,000)	(190,000)
Interest expense	2,297,000	1,804,000	6,054,000
Amortization of stock-based compensation	699,000	879,000	9,275,000
Amortization of intangibles	5,566,000	5,206,000	21,595,000
Depreciation	2,552,000	2,651,000	10,561,000
Estimated contract settlement costs	—	230,000	444,000
Acquisition plan expenses	91,183,000	2,389,000	20,754,000
Adjusted EBITDA	$14,284,000	20,615,000	$77,803,000

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In addition, a reconciliation of Comtech's GAAP consolidated operating (loss) income, net (loss) income and net (loss) income per diluted share to the corresponding non-GAAP measures is shown in the tables below for the three months ended October 31, 2020 and 2019:

	Three months ended October 31, 2020			Three months ended October 31, 2019
	Operating (Loss) Income	Net (Loss) Income	Net (Loss) Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(85,716,000)	$(85,840,000)	$(3.39)	$9,260,000	$6,388,000	$0.26
Acquisition plan expenses	91,183,000	88,270,000	3.49	2,389,000	1,840,000	0.07
Interest expense	—	1,016,000	0.04	—	—	—
Estimated contract settlement costs	—	—	—	230,000	177,000	0.01
Net discrete tax expense (benefit)	—	246,000	0.01	—	(588,000)	(0.02)
Non-GAAP measures	$5,467,000	$3,692,000	$0.15	$11,879,000	$7,817,000	$0.32

	Fiscal Year 2020
	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$15,174,000	$7,020,000	$0.28
Estimated contract settlement costs	444,000	280,000	0.01
Acquisition plan expenses	20,754,000	13,075,000	0.53
Net discrete tax benefit	—	(1,155,000)	(0.05)
Non-GAAP measures	$36,372,000	$19,220,000	$0.77

* Per share amounts may not foot due to rounding. In addition, non-GAAP EPS adjustments for the three months ended October 31, 2020 were computed using 25,315,000 weighted average diluted shares outstanding during the respective period.
ECMTL
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